Exhibit 23(m)(ii) under Form N-1A
                                             Exhibit 1 under Item 601/Reg. S-K

                                  EXHIBIT A
                                    to the
                              Distribution Plan

                     FEDERATED STOCK AND BOND FUND, INC.
                                Class C Shares

         This Distribution Plan is adopted as of the 12th day of February, 2004, by Federated Stock and Bond Fund, Inc. with respect to the Class C Shares of the Corporation set forth above.

         As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.75 of 1% of the average aggregate net asset value of the Class C Shares of Federated Stock and Bond Fund, Inc. held during the month.

         Witness the due execution hereof this 1st day of March, 2004.



                                    FEDERATED STOCK AND BOND FUND, INC.


                                    By:  /s/ J. Christopher Donahue
                                    Name:  J. Christopher Donahue
                                    Title:  President